UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 26, 2021

Berry Corporation (bry)
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 26, 2021, Berry Corporation (bry) (the “Company” or “we”), as a guarantor, together with Berry Petroleum Company, LLC, our wholly-owned subsidiary (the “Borrower”), as the borrower, entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) and as an issuing bank, and the lenders from time-to-time party thereto (the “Credit Facility”). The Credit Facility provides for a revolving credit facility up to the lesser of (i) the Borrowing Base (as defined in the Credit Facility) and (ii) $500 million. The Credit Facility matures on August 26, 2025. It is secured by substantially all of our and the Borrower’s assets and is guaranteed by us and is required to be guaranteed by, and secured with substantially all assets of, any future restricted subsidiaries of the Borrower that we may form or acquire.
The initial Borrowing Base under the Credit Facility is $200 million. The Borrowing Base will be redetermined by the lenders at least semi-annually on May 1 and November 1 of each year, beginning November 1, 2021. We and the lenders may each request one unscheduled borrowing base redetermination between each scheduled redetermination. The Borrowing Base will also be reduced in certain circumstances as a result of certain issuances of senior notes, the termination of certain hedging positions and certain asset sales. The amount we are able to borrow with respect to the Borrowing Base is subject to compliance with the financial covenants and other provisions of the Credit Facility, including that the Consolidated Cash Balance (as defined in the Credit Facility) not exceed $20.0 million at the time of and after giving effect to such borrowing and the use of proceeds thereof.
If the outstanding principal balance of the revolving loans and the aggregate face amount of all letters of credit under the Credit Facility exceeds the Borrowing Base at any time as a result of a redetermination of the Borrowing Base, we have the option within 30 days to take any of the following actions, either individually or in combination: make a lump sum payment curing the deficiency, deliver reserve engineering reports and mortgages covering additional oil and gas properties sufficient in certain lenders’ opinion to increase the Borrowing Base and cure the deficiency or begin making equal monthly principal payments that will cure the deficiency within the next six-month period. Upon certain adjustments to the Borrowing Base, we are required to make a lump sum payment in an amount equal to the amount by which the outstanding principal balance of the revolving loans and the aggregate face amount of all letters of credit under the Credit Facility exceeds the Borrowing Base. In addition, the Credit Facility provides that if there are any outstanding borrowings and the Consolidated Cash Balance exceeds $20.0 million at the end of each calendar week, such excess amounts shall be used to prepay borrowings under the Credit Agreement. Otherwise, any unpaid principal will be due at maturity.
The annual interest rate on each base rate borrowing is (a) the greatest of the Agent’s Prime Rate, the NYFRB Rate (as defined in the Credit Facility) plus 0.5% and the adjusted LIBO rate for a one-month interest period on such day plus 1.00%, plus (b) a margin between 2.00% and 3.00% (depending on the then-current level of borrowing base usage). The interest rate on each Eurodollar loan will be the adjusted LIBO rate for the applicable interest period plus a margin between 3.00% to 4.00% (depending on the then-current level of borrowing base usage).
We are subject to certain covenants under the terms of the Credit Facility which include, but are not limited to, the maintenance of the following financial covenants, each tested as of the end of each fiscal quarter: (1) a total debt to EBITDAX (as defined in the Credit Facility) ratio of not more than 3.00 to 1.00 and (2) a current ratio of not less than 1.0 to 1.0.
The Credit Facility also places restrictions on the Borrower and its restricted subsidiaries with respect to additional indebtedness, liens, dividends and other payments to shareholders, repurchases or redemptions of our common stock, redemptions of the Borrower’s senior notes, investments, acquisitions, mergers, asset dispositions, transactions with affiliates, hedging transactions and other matters. In addition, we are subject to a passive holding company covenant that restricts the Company from owing assets, other than cash, the equity in the Borrower and assets incidental thereto or placing liens on our assets, other than pursuant to the Credit Facility.
The Credit Facility is subject to customary events of default, including a Change in Control (as defined in the Credit Facility). If an event of default occurs and is continuing, the Majority Lenders (as defined in the Credit Facility) may accelerate amounts due under the Credit Facility (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable).

The foregoing description of the Credit Facility is not complete and is qualified by reference to the full text of the Credit Facility, which is attached hereto as an exhibit and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
In connection with its entry into the Credit Facility described in Item 1.01 of this Current Report, the Company terminated its prior credit agreement dated as of July 31, 2017, and subsequently amended, by and among Berry Corporation (bry), as guarantor, Berry Petroleum Company, LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders and other parties thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report is hereby incorporated into this Item 2.03.

Item 7.01	Regulation FD Disclosure.
A copy of the press release announcing entry into the Credit Facility described in Item 1.01 of this Current Report, as well as the Company’s $50 million share repurchase program, is furnished with this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in Item 7.01 of this Current Report, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 furnished herewith, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Credit Agreement dated as of August 26, 2021, by and among Berry Corporation (bry), as a guarantor, together with Berry Petroleum Company, LLC, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and as an issuing bank, and the lenders from time-to-time party thereto

99.1	Press Release dated August 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2021

Berry Corporation (bry)

By:	/s/ Cary Baetz
Cary Baetz
Executive Vice President and Chief Financial Officer